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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                 _______________


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



         Date of report (Date of earliest event reported): June 16, 2004

                                 CRDENTIA CORP.
                                 --------------
             (Exact name of Registrant as Specified in its Charter)


           DELAWARE                                              76-0585701
           --------                                              ----------
(State or Other Jurisdiction                                  (I.R.S. Employer
      of Incorporation)                                      Identification No.)

                                     0-31152
                                     -------
                            (Commission File Number)


              14114 DALLAS PARKWAY, SUITE 600, DALLAS, TEXAS 75254
              ----------------------------------------------------
               (Address of principal executive offices) (Zip Code)

                                 (972) 850-0780
                                 --------------
              (Registrant's telephone number, including area code)

              ____________________________________________________
          (Former Name or Former Address, if Changed Since Last Report)



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ITEM 5.    OTHER EVENTS.

         On June 16, 2004, we, Crdentia Corp., entered into a Loan and Security Agreement (the "Loan Agreement") with Bridge Healthcare Finance, LLC, pursuant to which we obtained a revolving credit facility in the amount of up to $15,000,000 (the "Loan"). The Loan has a term of three years and bears interest at a rate equal to the greater of (i) three percent (3.0%) per annum over the prime rate in effect from time to time, or (ii) nine and one-half percent (9.5%) per annum. A copy of the Loan Agreement is filed as Exhibit 10.1 to this report on Form 8-K.

         On June 16, 2004, we issued 6,250,000 shares of Series B Convertible Preferred Stock at a cash price per share of $0.20 to MedCap Partners LP ("MedCap"). The holders of the Series B Convertible Preferred Stock will be entitled to receive a dividend on each of September 30, 2004, December 31, 2004, March 31, 2005, June 30, 2005, September 30, 2005 and December 31, 2005 in an amount equal to 0.005 shares of Common Stock for each share of outstanding Series B Convertible Preferred Stock held by them. In the event of any liquidation or winding up of Crdentia Corp., the holders of the Series B Convertible Preferred Stock will be entitled to receive in preference to the holders of Common Stock an amount equal to their initial purchase price plus any declared but unpaid dividends and any remaining liquidation proceeds will thereafter be distributed on a pro rata basis to the holders of the Series B Convertible Preferred Stock (on an as-if-converted into Common Stock basis), Common Stock and any other series of Preferred Stock expressly entitled to participate in such distribution, until the holders of Series B Convertible Preferred Stock shall have received, in the aggregate, an amount equal to five times the amount of their purchase price. Unless previously voluntarily converted prior to such time, the Series B Convertible Preferred Stock will be automatically converted into Common Stock at an initial conversion ratio of one-to-one upon the earlier of (i) the closing of an underwritten public offering of our Common Stock pursuant to a registration statement under the Securities Act of 1933, as amended, with aggregate net proceeds of at least $25 million, or (ii) the date specified by written consent or agreement of the holders of a majority of the then outstanding shares of Series B Convertible Preferred Stock. The description of the foregoing rights, preferences and privileges of the Series B Convertible Preferred Stock is qualified in its entirety by the Certificate of Designations, Preferences and Rights of Series B Preferred Stock filed with the Secretary of State of the State of Delaware on June 16, 2004 and filed as Exhibit 4.1 to this report on Form 8-K.

         In addition, the holders of such shares of Series B Convertible Preferred Stock will be entitled to the registration rights set forth in the Amended and Restated Registration Rights Agreement dated June 16, 2004 by and among us and MedCap, a copy of which is filed as Exhibit 4.2 to this report on Form 8-K.

ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

           (c)    EXHIBITS.

                  4.1 Certificate of Designations, Preferences and Rights of Series B Preferred Stock of Crdentia Corp.

                  4.2 Amended and Restated Registration Rights Agreement dated June 16, 2004 by and among Crdentia Corp. and MedCap Partners L.P.

                  10.1 Loan and Security Agreement dated June 16, 2004 by and among Crdentia Corp., Baker Anderson Christie, Inc., Nurses Network, Inc., New Age Staffing, Inc., PSR Nurses, Ltd., PSR Nurse Recruiting, Inc., PSR Nurses Holdings Corp., and Bridge Healthcare Finance, LLC.




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has caused this report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.


                                               CRDENTIA CORP.




Date: June 22, 2004                            /S/ JAMES D. DURHAM
                                               ----------------------------
                                               By:  James D. Durham
                                               Chief Executive Officer




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                                  EXHIBIT INDEX



EXHIBIT NO.                       DESCRIPTION
-----------                       -----------

4.1 Certificate of Designations, Preferences and Rights of Series B Preferred Stock of Crdentia Corp.

4.2 Amended and Restated Registration Rights Agreement dated June 16, 2004 by and among Crdentia Corp. and MedCap Partners L.P.

10.1 Loan and Security Agreement dated June 16, 2004 by and among Crdentia Corp., Baker Anderson Christie, Inc., Nurses Network, Inc., New Age Staffing, Inc., PSR Nurses, Ltd., PSR Nurse Recruiting, Inc., PSR Nurses Holdings Corp., and Bridge Healthcare Finance, LLC.